Exhibit 4.19

Credit Facility Agreement

(Version 202401)

HAIXIA BANK OF FUJIAN

NOTICE TO CUSTOMERS

Dear Customer,

Before signing this Agreement, please read carefully the following matters:

1. You must carefully read all the contents of this Agreement (including schedules, same below), paying special attention to clauses that exempt or reduce our liability, exclude or restrict your rights, and other clauses materially affecting your interests, especially those in bold. If you have any questions or are unclear about any content of this Agreement or have difficulty reading it, please consult our staff immediately and we will explain it to you promptly. Once this Agreement is signed, it shall be deemed that all parties have understood and agreed to all terms and conditions of this Agreement. We will sincerely provide you with quality financial services.

2. For the purpose of processing this Agreement’s business, all financial information you provide to us will be kept strictly confidential. However, this does not apply where required by our business operations or by competent authorities.

3. The standards for our financial service projects, fees, and the standards for financial products and services can be queried through our business outlets or official website (www.fjhxbank.com).

4. If you have any comments on our products or services, you may file a complaint through any of the following channels and we will accept and respond promptly:

1. Complain in person to the complaint contact publicized at each outlet;

2. Call our 24-hour customer service hotline 400-XXX-XXXX or the complaint telephone at each outlet;

3. Send an email to XXXX@fjhxbank.com;

4. Write a letter to the branch manager’s mailbox at each outlet.

5. In order to better provide you with quality, convenient, and efficient financial services, during your business processing or consultation with our customer service, we may require you to sign relevant declaration documents or conduct audio/video recording.

Thank you for your strong support and cooperation. We wish you a pleasant banking experience!

Haixia Bank of Fujian Co., Ltd.

PART ONE — GENERAL TERMS AND CONDITIONS

Contracting Parties

Credit Recipient (hereinafter referred to as Party A): See Article 44(1) of this Agreement.

Credit Grantor (hereinafter referred to as Party B): See Article 44(2) of this Agreement.

In order to establish and develop a long-term, stable and friendly cooperative relationship, Party A and Party B, on the basis of voluntariness, equality, mutual benefit and good faith, and through mutual consultation, hereby enter into this Agreement for joint compliance and performance.

Chapter 1 Definitions

Article 1 Credit Facility

The term “credit facility” as used in this Agreement refers to Party B directly providing financial support to Party A, or providing guarantees for compensation and payment obligations that may arise from Party A in its economic activities. Types of credit facility include loans, loan commitments, acceptances, discounts, securities repurchase, trade finance, factoring, letters of credit, guarantees, overdrafts, collateral security, issuance of letters of credit for loans, and other credit businesses agreed upon by both parties.

Article 2 Credit Limit

The term “credit limit” as used in this Agreement refers to the maximum amount of credit facility that Party B agrees to process for Party A during the credit period. The aforementioned “maximum amount” does not include the margin and the amount of pledge deposit that Party B agrees to deduct. If outstanding debts occupy the credit limit under this Agreement, when using the credit limit under this Agreement to process rollover loans, revolving repayment and similar businesses to repay such outstanding debts, the old debts being repaid shall not occupy the credit limit under this Agreement.

Article 3 Specific Business

The term “specific business” as used in this Agreement refers to loans, loan commitments, acceptances, discounts, securities repurchase, trade finance, factoring, letters of credit, guarantees, overdrafts, collateral security, issuance of letters of credit for loans, and other businesses actually occurring under this Agreement, as well as specific business items actually occurring under the foregoing business categories.

Article 4 Specific Business Contract

The term “specific business contract” as used in this Agreement refers to the individual contract entered into by Party A and Party B for the purpose of conducting the foregoing specific business, as well as applications, commitments, guarantees or other documents of a contractual nature submitted or made by Party A to Party B during the course of specific business transactions that are recognized by Party B as effective. Specific business contracts are an integral part of this Agreement. Where a specific business contract and this Agreement contain inconsistent provisions regarding the same matter, the provisions of the specific business contract shall prevail.

Chapter 2 Credit Limit

Article 5 Type and Amount of Credit Facility

See Article 45 of this Agreement.

Article 6 Credit Period

See Article 46 of this Agreement.

Article 7 Use of Credit Limit

(1) During the credit period, Party A may apply to Party B to use the corresponding limit within the limit range of each individual credit facility as stipulated in Article 45 of this Agreement, and after Party B’s approval, both parties shall sign a specific business contract.

(2) Within the credit limit, the amount of non-USD foreign currency business provided by Party B to Party A under a single foreign currency credit facility shall be converted into USD at the middle exchange rate published by Party B on the date of use.

(3) If Party A needs to convert a certain individual credit limit stipulated in Article 45 of this Agreement into another individual credit limit, Party A shall submit a written application to Party B, and the conversion may only be made after Party B’s approval.

Article 8 Preconditions for Use of Credit Limit

(1) The specific business application complies with national policies, financial regulatory authorities’ management guidelines and Party B’s requirements at the time of application.

(2) The relevant specific business contract has come into effect and the basic documents required for processing the business have been prepared.

(3) The guarantee procedures required by Party B have been duly handled and remain continuously valid.

(4) Other preconditions: See Article 47 of this Agreement.

Article 9 Adjustment or Cancellation of Credit Limit

(1) During the credit period, Party A may apply to Party B to adjust the credit limit according to its needs, and Party B may adjust it after review and approval.

(2) During the credit period, if any of the following circumstances occur, Party B may reduce or cancel Party A’s credit limit:

1. Party A fails to perform any obligation under this Agreement.

2. The guarantor fails to perform any obligation under the guarantee legal documents, or the guarantor (collateral) has circumstances that may affect Party B’s realization of its security interest, and Party A is unable to provide new collateral that meets Party B’s requirements.

3. Party A fails to perform any commitment made to Party B.

4. Party A experiences suspension of production, business closure, suspension for rectification, revocation of business license, dissolution, filing for bankruptcy, and Party A’s management (including but not limited to Party A’s actual controllers, controlling shareholders, legal representatives, senior management personnel, financial officers, etc.) is subjected to judicial measures or held administratively or criminally liable, shareholder changes or changes in shareholding by shareholders, involvement in litigation or arbitration, serious operational difficulties, and financial deterioration and other events that may affect Party A’s performance of repayment obligations under this Agreement.

5. The first-use period of the credit limit stipulated in Article 46 of this Agreement has expired and Party A has still not started using the available credit limit under this Agreement.

6. Other circumstances that objectively require reduction or cancellation of Party A’s credit limit.

Article 10 Fund Collection

For matured debts owed by Party A to Party B under this Agreement (including debts accelerated to maturity), Party B may directly debit from accounts opened by Party A at Party B and other institutions of Haixia Bank of Fujian Co., Ltd.

Chapter 3 Guarantee

Article 11

Regarding guarantee matters, Party B and the guarantor shall separately enter into a guarantee contract or the guarantor shall issue documents with guarantee effect, as ancillary contracts to this Agreement.

Article 12

During the processing of specific business under the credit limit of this Agreement, Party B may, based on actual circumstances, require Party A to separately provide or supplement other guarantees.

Article 13

When the collateral or pledged property securing the debts under this Agreement is or may be subject to demolition, expropriation or requisition, Party A shall notify Party B within three days from the date of knowing or should have known such demolition, expropriation or requisition information. Before the mortgagor or pledgor signs the relevant agreement with the demolition, expropriation or requisition unit, Party A shall repay the debts under this Agreement in advance or provide other guarantees that meet Party B’s requirements. Otherwise, it shall be deemed that Party A is in breach of contract and Party B may exercise its creditor’s rights in advance.

Article 14

When Party A signs this Agreement, Party A is already aware of the guarantor and the collateral situation.

Chapter 4 Rights and Obligations of Both Parties

Article 15 Rights and Obligations of Party A

(1) Party A has the right to use each credit limit in accordance with the provisions of this Agreement.

(2) The funds obtained by Party A under this Agreement shall be used for the agreed purpose. If Party A needs to change the use of funds, Party A shall obtain Party B’s written consent in advance. Party A shall not violate regulations by newly adding local government implicit debts.

(3) Party A shall provide operating, asset, financial and other relevant information as required by Party B in a timely manner. Party A guarantees that the information provided is true, lawful, complete and valid.

(4) Party A undertakes to cooperate with Party B in post-loan management. Party A shall accept Party B’s inspection and supervision of the specific conditions of its use of various limits and the relevant production and operation, financial activities, and asset conditions, and shall provide sufficient cooperation and assistance.

(5) Party A shall strictly repay all amounts owed to Party B on time and in full in accordance with the provisions of this Agreement and specific business contracts. Where Party A consists of two or more persons, each party of Party A shall assume joint and several liability to Party B.

(6) Before all debts under this Agreement are paid off, Party A shall not provide guarantees to third parties with assets formed by funds provided by Party B.

(7) When Party A implements any action that may cause changes in the creditor-debtor relationship under this Agreement or may affect its performance of obligations under this Agreement (including but not limited to reduction of registered capital, assumption of debt, lease, joint operation, trusteeship, merger, absorption merger, demerger, equity transfer, shareholding system reform, joint venture, cooperation, application for suspension for rectification, application for dissolution, application for deregistration, application for bankruptcy, transfer of major assets, purchase of major assets, and foreign investment, provision of external guarantees or material increase in liability financing that may affect its debt repayment capacity), Party A shall notify Party B in writing 15 working days in advance, obtain Party B’s consent in advance, and fulfill the obligations under this Agreement and the guarantee as required by Party B before implementation.

(8) During the performance of this Agreement, Party A shall not have any major adverse events that may affect its debt repayment capacity. Such events include but are not limited to suspension of production, business closure, suspension for rectification, revocation of business license, dissolution, filing for bankruptcy, Party A’s management (including but not limited to Party A’s actual controllers, controlling shareholders, legal representatives, senior management personnel, financial officers, etc.) being subjected to judicial measures or held administratively or criminally liable, shareholder changes or changes in shareholding by shareholders, Party A’s involvement in litigation or arbitration, serious operational difficulties, and financial deterioration. If any of the above circumstances occur to Party A, Party A shall immediately notify Party B in writing and fulfill the obligations and guarantees under this Agreement as required by Party B.

(9) Party A shall notify Party B in writing within 5 working days of any change in name, address, articles of association, business scope, legal representative (or person in charge), or other senior management personnel.

(10) If an event occurs that may affect the guarantor’s ability to perform its guarantee obligations under this Agreement, or if the collateral or pledged property securing the loan under this Agreement decreases in market value, is accidentally damaged or destroyed, Party A shall notify Party B in writing promptly and provide other guarantees recognized by Party B.

(11) If Party A fails to perform this Agreement, Party A shall bear the costs incurred by Party B in realizing its creditor’s rights (including security interests) (including but not limited to litigation fees (arbitration fees), property preservation fees, attorney’s fees, travel expenses, execution fees, appraisal fees, auction fees).

(12) Special provisions regarding credit facilities for group customers

If Party A is a group customer (hereinafter referred to as “group customer”, including group customers recognized under the Guidelines for Risk Management of Credit Business for Group Customers of Commercial Banks and other relevant regulations), the following special provisions shall apply:

1. Party A shall report to Party B in a timely manner the circumstances of related party transactions accounting for 10% or more of net assets, including:

(1) The related relationship between transaction parties;

(2) The subject matter and nature of the transaction;

(3) The amount or corresponding proportion of the transaction;

(4) Pricing policy (including transactions with no amount or only symbolic amounts).

2. If Party A applies for loan credit and any of the following circumstances occur, Party B may stop disbursing loans that Party A has not yet used, and recover part or all of the principal and interest of loans in advance:

(1) Providing false information or concealing major operating and financial facts;

(2) Changing the original designated purpose of the loan without Party B’s consent, misappropriating the loan or using bank loans for illegal and non-compliant transactions;

(3) Using fictitious contracts with related parties to discount or pledge receivable bills and accounts receivable with no actual trade background, to obtain bank funds or credit;

(4) Refusing to accept Party B’s supervision and inspection of the use of credit funds and related operating and financial activities;

(5) Situations involving major mergers, acquisitions and restructuring that Party B considers may affect the safety of loans;

(6) Deliberately evading bank creditor’s rights through related party transactions;

(7) Other circumstances that may affect Party B’s interests.

(13) Special provisions regarding Party A’s operating and license period

If the expiry date of the relevant operating period or license period recorded in Party A’s business license is earlier than the maturity date of any debt of Party A under this Agreement, in order to ensure Party A’s performance of its various obligations under this Agreement, Party A undertakes to properly handle the relevant extension or renewal procedures before the expiry of such period, and submit the renewed business license to Party B for retention.

If Party A fails to perform the above-mentioned obligations, it shall constitute a breach of this Agreement, and Party B may require Party A to repay the debts in advance and exercise other relevant rights.

The aforementioned business licenses include but are not limited to: business licenses, approval certificates (for foreign-invested enterprises), real estate title certificates, construction project related certificates, and various certificates, documents and authorizations required by law for normal business operations based on Party A’s institutional nature and business scope.

(14) Party A has the right to apply to a nationally designated notary authority to notarize this Agreement, and Party B shall cooperate.

(15) Other rights and obligations enjoyed and assumed by Party A in accordance with specific business contracts.

Article 16 Rights and Obligations of Party B

(1) Party B may require Party A to provide information related to the credit facility.

(2) Party B may inspect and supervise the specific conditions of Party A’s use of various limits and relevant production and operation, financial activities, and asset conditions.

(3) Party B may accept, review and approve Party A’s applications to use the credit limit in accordance with relevant business regulations and the provisions of this Agreement.

(4) If Party A maliciously exercises its due creditor’s rights and causes damage to Party B, Party B may request the people’s court in its own name to exercise the subrogation right on behalf of Party A. The costs of Party B’s exercise of subrogation (including but not limited to litigation fees (arbitration fees), property preservation fees, attorney’s fees, travel expenses, execution fees, appraisal fees, auction fees) shall be borne by Party A.

(5) If Party A disposes of its property rights and interests in a manner that damages Party B’s realization of its creditor’s rights through the abandonment of creditor’s rights, waiver of security, gratuitous transfer of property, or maliciously extends the performance period of its due creditor’s rights; or conducts transactions at obviously unreasonable prices to buy and sell assets or conduct other transactions (including but not limited to exchanging property, using property for debt repayment, leasing or subleasing property, or licensing use of intellectual property), or provides guarantees for debts of others, affecting Party B’s realization of its creditor’s rights, and Party A’s counterpart knows or should know such circumstances, Party B may also request the people’s court to rescind Party A’s actions. The costs of Party B exercising the right of rescission (including but not limited to litigation fees (arbitration fees), property preservation fees, attorney’s fees, travel expenses, execution fees, appraisal fees, auction fees) shall be borne by Party A.

(6) In Party A’s application for credit facility from Party B and during the performance of this Agreement and specific business contracts hereunder, Party A agrees that Party B may, for the purposes of this Agreement, query, collect, use Party A’s financial information and credit status from the credit database established with the approval of the People’s Bank of China and credit reporting regulatory authorities or relevant units and departments, for use in credit applications and approvals related to this Agreement, credit management, credit services or other purposes permitted by regulatory authorities, and agrees that Party B shall submit Party A’s information to the credit database established with the approval of the People’s Bank of China and credit reporting regulatory authorities. Party A agrees that Party B may also reasonably use and disclose Party A’s information for business or debt collection purposes.

(7) Party B may participate in Party A’s major financing, asset sales, mergers and acquisitions, demergers, shareholding system reforms, bankruptcy liquidation and other activities to safeguard the security of its creditor’s rights.

(8) Party B may decide whether to recover the loan in advance based on Party A’s fund recovery situation.

(9) If Party A defaults, Party B may notify relevant departments or units and may make public announcements through news media to collect debts.

(10) Both Party A and Party B agree that a third party may apply to Party B to perform the obligations of Party A under this Agreement on behalf of Party A, and Party B may decide whether to accept the application. If Party B accepts the application, Party B may sign a related agreement (hereinafter referred to as the “Related Agreement”) with the third party regarding the matters of performance on behalf of Party A. If the Related Agreement is inconsistent with this Agreement or the specific business contracts under this Agreement, the provisions of the Related Agreement shall prevail. If the third party fails to perform its obligations or performs them inconsistently with the agreement, Party A shall be liable to Party B for breach of contract.

(11) Party B may apply to the nationally designated notary authority to notarize this Agreement, and Party A shall cooperate.

If an application is made for compulsory enforcement notarization, the method of bearing notarization costs shall be separately agreed upon by both parties. This Agreement, once notarized, shall have compulsory enforcement effect. Party A shall perform its repayment obligations in accordance with the provisions of this Agreement. If Party A fails to perform its obligations or performs them improperly, Party B may apply to the people’s court with jurisdiction for compulsory enforcement, and Party A agrees to accept compulsory enforcement by judicial authorities.

(12) Other rights and obligations enjoyed and assumed by Party B in accordance with specific business contracts.

Chapter 5 Provisions for Working Capital Loans

Article 17

This chapter applies to the situation where Party A uses the loan limit under this Agreement to apply to Party B for working capital loans.

Article 18 Use of Working Capital Loan Limit

When Party A uses the loan limit under this Agreement to apply to Party B for working capital loans, each application shall be reviewed and approved by Party B, after which both parties shall sign the “Working Capital Loan Limit Use Agreement”, which shall specifically specify the loan amount, purpose, term, interest rate and other matters. The “Working Capital Loan Limit Use Agreement” is a specific business contract under this Agreement, and such specific business contract shall take effect after being stamped with Party A’s official seal and Party B’s seal.

Party A’s funds obtained by using the working capital loan limit shall not be used for equity investment in stocks and financial assets, fixed assets, and shall not be used in fields and purposes prohibited by the State for production and operation.

Article 19 Loan IOU

Each time Party A applies for a drawdown, Party A shall fill in the loan IOU and submit it to Party B.

If the loan amount, loan interest rate, and loan term recorded in the “Working Capital Loan Limit Use Agreement” are inconsistent with the loan amount, loan interest rate, and loan term recorded in the loan IOU, the loan amount, loan interest rate, and loan term recorded in the loan IOU shall prevail.

Article 20 Loan Interest Rate

(1) The annual interest rate of working capital loans (calculated using the simple interest method) is recorded in the “Working Capital Loan Limit Use Agreement” and is determined based on the Loan Market Quotation Rate (LPR) published by the National Interbank Funding Center plus/minus basis points (one basis point being 0.01%).

(2) The method of adjusting the loan interest rate shall be specified in the “Working Capital Loan Limit Use Agreement”.

Article 21 Loan Disbursement

(1) Prerequisites for loan disbursement:

1. For loans with guarantee under this Agreement, the guarantee procedures meeting Party B’s requirements have been duly handled and remain continuously valid.

2. Party A has filled in and submitted the loan IOU as required by Party B.

3. Other prerequisites for loan disbursement shall be as specified in Article 48(1) of this Agreement.

(2) Party A shall open a settlement account at Party B for loan disbursement and payment, with the specific settlement account to be agreed upon in the “Working Capital Loan Limit Use Agreement”.

Article 22 Fund Payment

(1) Party A undertakes to cooperate with Party B in loan payment management, and agrees to accept Party B’s management and control of the payment of loan funds.

(2) The payment of loan funds under this Agreement shall be made by the method of entrusted payment by the lender or self-payment by the borrower. Party A shall provide records and data of the use of loan funds in a timely manner.

1. Entrusted payment by the lender

(1) Entrusted payment by the lender means Party B, based on Party A’s drawdown application and payment authorization, pays the loan to Party A’s trading counterpart that meets the agreed purpose of this Agreement through Party A’s account.

(2) The circumstances under which the method of entrusted payment by the lender must be adopted shall be as agreed in the “Working Capital Loan Limit Use Agreement”.

(3) Where entrusted payment by the lender is adopted, Party A shall submit to Party B a written authorization for entrusted payment and commercial contracts signed with the trading counterpart and/or other transaction supporting materials. Party B may review the relevant transaction materials submitted by Party A before disbursing the loan to determine whether they meet the conditions. After Party B’s review and approval, Party B shall pay the loan to Party A’s trading counterpart through Party A’s account based on Party A’s payment authorization.

2. Self-payment by the borrower

(1) Self-payment by the borrower means Party B, based on Party A’s drawdown application, disburses the loan to Party A’s account, after which Party A independently pays the loan to Party A’s trading counterpart that meets the agreed purpose of this Agreement.

(2) Except for fund payments that should be made by entrusted payment by the lender, fund payments may be made by self-payment by the borrower.

(3) Where self-payment by the borrower is adopted, Party A shall report to Party B monthly on the loan fund payment situation. Party B may verify whether the loan payment complies with the agreed purpose and whether there is any violation of the requirement for entrusted payment through account analysis, voucher inspection, on-site investigation, and other methods.

(3) Conditions for changing payment method and triggering change

If any of the following circumstances occur to Party A, Party B may change the loan payment method, stop or suspend the disbursement and payment of loan funds:

1. Credit conditions deteriorate;

2. Business and financial conditions clearly trend downward;

3. Abnormal use of loan funds or evasion of entrusted payment;

4. Other major violations of the contractual provisions.

(4) Restrictions and prohibitions on loan fund payment

Where loan funds are paid by the method of entrusted payment by the lender, Party A shall not change the payment method at will, and it is prohibited to convert items that should be paid by entrusted payment by the lender into self-payment by the borrower in any form.

Article 23 Loan Repayment

(1) Repayment principles

1. Loans shall accrue interest on a daily basis. Daily interest rate = annual interest rate / 360. Loan interest shall be calculated from the date of loan disbursement based on the actual number of days of borrowing.

2. Interest settlement method

The interest settlement period shall be agreed upon by both parties in the “Working Capital Loan Limit Use Agreement”, with the disbursement date as the start of the interest accrual date.

(1) For a settlement period of “week”, the settlement date shall be the date on which each settlement period expires.

(2) For a settlement period of “month”, for loans disbursed on or before the 20th of the current month (inclusive), the first settlement date shall be the 20th of the month preceding the end of the first settlement period. For loans disbursed after the 20th of the current month, the first settlement date shall be the 20th of the last month of the first settlement period. Thereafter, the settlement period shall be calculated from the day following the first settlement date, and the 20th of the last month of each settlement period shall be the settlement date.

(3) For a settlement period of “quarter”, the settlement dates are March 20, June 20, September 20, and December 20 of each year. For settlement periods of two or more quarters, the last settlement date of the last quarter in each settlement period shall be the settlement date.

(4) For a settlement period of “half year”, the settlement dates are June 20 and December 20 of each year.

(5) For a settlement period of “year”, the settlement date is December 20 of each year.

From the settlement date, Party B may debit the current period’s interest, and Party A shall pay the current period’s interest by the day following the settlement date (repayment date) at the latest. If payment is overdue, Party B may charge compound interest. On the loan maturity date, interest shall be repaid together with the principal.

3. Party A’s repayment shall be made in accordance with the principle of repaying old debts first before new debts. For payments made by Party A, Party B shall debit in the order of “previously owed interest (including compound interest) — previously owed principal — current interest — current principal”. Party A confirms that Party B may change the aforementioned repayment order.

4. If Party A owes Party B multiple debts of the same type, and Party A’s payment is insufficient to pay off all debts, Party B shall decide the obligation to be fulfilled.

5. Party A agrees that Party B may directly debit from accounts opened by Party A at Party B and other institutions of Haixia Bank of Fujian Co., Ltd. to collect the principal and interest of due loans. Party A shall deposit sufficient funds in the repayment account before 18:00 on the repayment date and interest settlement date for repayment of the applicable interest. Otherwise, Party A shall bear the corresponding default liability for overdue repayment. If the repayment date and interest settlement date fall on a statutory holiday or rest day, and Party A’s account balance is insufficient to debit the repayment principal before 18:00 on the first working day following the statutory holiday or rest day, during the grace period, the principal shall accrue interest at the normal loan interest rate agreed in this Agreement. If Party A still has not repaid in full when the grace period expires, interest and compound interest shall be calculated from the date before the grace period’s repayment date and interest settlement date at the default interest rate stipulated in this Agreement. Party A agrees that Party B may debit the interest that Party A should repay from 18:00 the day before the repayment date, and that Party B may debit the interest that Party A should repay from 18:00 on the settlement date.

(2) The repayment method shall be as agreed by both parties in the “Working Capital Loan Limit Use Agreement”.

(3) Early repayment

1. For early repayment by Party A, Party A shall submit a written application to Party B 15 working days before the repayment date. After Party B’s consent, part or all of the principal may be repaid in advance.

2. For early repayment by Party A, Party B shall not adjust the already collected loan interest calculated at the interest rate agreed in this Agreement. For the loan principal repaid early by Party A and the remaining principal, Party B shall collect interest at the agreed interest rate based on the actual number of days used. All interest accrued but not yet settled as of the date of early repayment shall be settled in full at the same time, without being subject to the restrictions of the interest settlement period.

3. After Party A repays part of the loan principal early, the remaining unpaid loan shall still be executed at the agreed loan interest rate.

4. If Party A’s loan is repaid early within 6 months of the loan, Party B may charge an early repayment compensation fee. The early repayment compensation fee shall not exceed 1% of the loan principal repaid in advance by Party A. If Party A is a micro or small enterprise or it is stipulated by laws and regulations that such fee shall not be charged, Party B shall not charge an early repayment compensation fee.

(4) Fund return account management

1. Party A’s designated fund return account shall be as agreed in the “Working Capital Loan Limit Use Agreement”.

2. Party A shall provide the fund flow of the fund return account to Party B in a timely manner. Party B may monitor Party A’s aforementioned fund return account. Party B has the right to recover the loan in advance based on the fund return situation of Party A. When Party B deems necessary, Party A shall sign a fund return account management contract as required by Party B to manage the flow of funds in and out of the return account.

Article 24 Liability for Breach of Contract

(1) Any of the following circumstances shall constitute a breach of contract by Party A:

1. Party A fails to use the loan for the agreed purpose.

2. Party A fails to repay the principal or interest of the loan within the agreed period.

3. Party A fails to make loan fund payments in the agreed manner.

4. Party A’s financial indicators fall into any of the circumstances agreed in Article 48(2) of this Agreement.

5. Party A is involved in a cross-default event, i.e., Party A defaults in any transaction or contract with any third party.

6. Party A fails to perform any commitment made to Party B.

7. Party A fails to perform any other due obligations to Party B.

8. Party A fails to perform other obligations under this Agreement.

9. The guarantor fails to perform any obligation under the guarantee legal documents, or the guarantor (collateral) has circumstances that may affect Party B’s realization of its security interest.

10. The guarantor fails to timely handle the extension or renewal procedures for the validity period of real estate title certificates and other certificates.

11. Party A or the guarantor is involved in litigation, arbitration, property preservation, enforcement, administrative penalties, suspected criminal offenses, loss of credit, suspension of production, business closure, merger, demerger, suspension for rectification, revocation of business license, dissolution, filing for bankruptcy, major changes in equity or assets, major losses, or deterioration of financial conditions, etc.

12. The actual controllers, controlling shareholders, legal representatives, key officers, financial officers, or other senior management of Party A or the guarantor are involved in litigation, arbitration, subjected to judicial measures, held administratively liable, suspected of criminal offenses, loss of credit, loss of contact, restricted from high consumption, or restricted from entry and exit.

13. The collateral is damaged, destroyed, or decreases in value, is frozen, sealed, garnished, pledged, or subjected to full or partial enforcement by the court, subject to third-party claims, transferred, leased, donated, replaced, or subjected to security interests, residential rights, easements, or other rights burden without Party B’s written consent.

14. Party A violates regulations by newly adding local government implicit debts.

15. Other circumstances sufficient to affect Party B’s realization of its creditor’s rights.

(2) Upon the occurrence of any of the circumstances described in paragraph (1) of this Article, Party B may exercise one or more of the following rights and hold Party A legally liable:

1. Reduce the credit limit, adjust the loan payment method, adjust the loan interest rate, stop or suspend disbursement of undisbursed loans, treat all disbursed loans as immediately due, and require Party A to immediately repay all loan principal and interest under this Agreement.

2. For loans used by Party A not in accordance with the agreed purpose, Party B has the right to take measures such as requiring Party A to rectify, repay the loan in advance, or downgrade the loan risk classification to control the risk. For the loan amount used in violation, Party B shall charge a penalty interest from the date of violation (inclusive) at the loan interest rate agreed in this Agreement plus a markup (the markup ratio is detailed in the “Working Capital Loan Limit Use Agreement”) calculated in the interest settlement method agreed in this Agreement, and charge compound interest on the interest that cannot be paid on time at the above penalty interest rate calculated in the interest settlement method agreed in this Agreement.

3. For Party A’s failure to repay the loan principal (including the loan principal accelerated to maturity) within the agreed period, for the overdue loan principal due but unpaid from the date of overdue (inclusive) at the loan interest rate agreed in this Agreement plus a markup (the markup ratio is detailed in the “Working Capital Loan Limit Use Agreement”) (hereinafter referred to as the “overdue penalty interest rate”) calculated in the interest settlement method agreed in this Agreement.

4. Regardless of whether the loan principal is due, for interest (including penalty interest, compound interest) due but unpaid, from the date of overdue (inclusive), compound interest shall be charged at the overdue penalty interest rate in the interest settlement method agreed in this Agreement.

5. Directly debit from accounts opened by Party A at Party B and other institutions of Haixia Bank of Fujian Co., Ltd. the loan principal, interest and other amounts due but unpaid by Party A, or freeze or stop payment of the aforementioned accounts.

6. Require Party A to provide new guarantees for all debts under this Agreement that meet Party B’s requirements.

7. Exercise the security interest.

8. Rescind this Agreement.

(3) If Party B fails to provide loans as agreed, Party B shall bear the corresponding liability for breach of contract, except where the delay is caused by Party A.

Chapter 6 Provisions for Bank Acceptance Bills Acceptance Limit Usage

Article 25

This chapter applies to the situation where Party A applies to Party B to use the bank acceptance bills acceptance limit.

Article 26 Use of Acceptance Limit

(1) Each time Party A uses the bank acceptance bills acceptance limit under this Agreement to apply for acceptance, both parties shall sign the “Acceptance Limit Use Agreement” and “Acceptance List” after each application is reviewed and approved by Party B. The “Acceptance Limit Use Agreement” and “Acceptance List” are integral parts of this Agreement and shall take effect after being stamped with Party A’s official seal and Party B’s seal.

(2) Each time Party A applies for bank acceptance of bills (hereinafter referred to as “bills”), Party A shall deposit a margin (or pledge deposit slip) in a proportion of the bill amount as a special pledge security for the bill upon maturity payment. The specific proportion of margin (or pledge deposit slip) shall be as specified in Article 49(3) of this Agreement.

Article 27 Prerequisites for Acceptance

(1) Party A’s acceptance application meets Party B’s requirements.

(2) The bills submitted by Party A comply with the provisions of the Negotiable Instruments Law of the People’s Republic of China, the Payment and Settlement Measures, and other relevant laws, regulations, and rules.

(3) The guarantee procedures meeting Party B’s requirements have been duly handled and remain continuously valid.

(4) Party A has paid the acceptance service fee and acceptance commitment fee as agreed.

(5) Other prerequisites for acceptance: See Article 49(1) of this Agreement.

Article 28 Acceptance Commitment Fee

Party A shall pay Party B an acceptance commitment fee at a certain percentage of the difference between the bill amount applied for acceptance and the margin and/or pledge deposit slip already deposited (the specific fee rate is as agreed in Article 49(2) of this Agreement). The acceptance commitment fee shall be paid in full before acceptance.

Article 29 Acceptance Handling Fee

Party B shall charge Party A an acceptance handling fee of 0.5‰ of the face amount of each bill. The acceptance handling fee shall be paid in full before acceptance.

Article 30 Acceptance Margin (or Pledge Deposit Slip)

Before acceptance, Party A shall deposit the full margin amount as agreed in the “Acceptance List” into Party B’s designated margin account, or provide a pledge deposit slip, as a special pledge security for Party A’s performance of obligations under this Agreement. From the date of deposit, without Party B’s written consent, Party A shall not use the funds under the margin or pledge deposit slip, and Party B may refuse any payment request from Party A.

Article 31 Deposit of Bill Payments

Party A shall deposit the full bill payment amount for each bill into Party A’s account opened at Party B before the bill matures. Unless otherwise agreed by both parties.

Article 32 External Payment

(1) After the bills issued by Party A mature, Party B shall make payment to the holders in accordance with the Negotiable Instruments Law of the People’s Republic of China, the Payment and Settlement Measures, and other relevant laws, regulations, and rules. Party B may directly debit from Party A’s accounts opened at Party B and other institutions of Haixia Bank of Fujian Co., Ltd. (including margin accounts) or directly use the funds under pledge deposit slips for payment.

(2) If Party A fails to deposit the full bill payment amount before the bill matures as agreed in this Agreement, and Party B is required to make advance payment, the advance payment made by Party B shall be the amount owed by Party A to Party B from the date of such advance payment. For such portion of the principal owed by Party A, Party B shall charge interest at 0.05% per day from the date of advance payment, and shall also charge compound interest at 0.05% per day.

Article 33 Other Obligations of Party A

(1) Party A guarantees that it has a genuine commercial or labor service transaction relationship with the bill payee.

(2) Party A shall provide invoices or other documents complying with legal regulations sufficient to prove the genuine commercial or labor service transaction corresponding to such bills as required by Party B in a timely manner.

Article 34 Liability for Breach of Contract

(1) Any of the following circumstances shall constitute a breach of contract by Party A:

1. Party A fails to deposit bill payments as agreed in this Agreement.

2. Party A fails to perform any commitment made to Party B.

3. Party A fails to perform other obligations under this Agreement.

4. Party A fails to perform any other due obligations to Party B.

5. The guarantor fails to perform any obligation under the guarantee legal documents, or the guarantor (collateral) has circumstances that may affect Party B’s realization of its security interest.

6. The guarantor fails to timely handle the extension or renewal procedures for the validity period of real estate title certificates and other certificates.

7. Party A or the guarantor is involved in litigation, arbitration, property preservation, enforcement, administrative penalties, suspected criminal offenses, loss of credit, suspension of production, business closure, merger, demerger, suspension for rectification, revocation of business license, dissolution, filing for bankruptcy, major changes in equity or assets, major losses, or deterioration of financial conditions, etc.

8. The actual controllers, controlling shareholders, legal representatives, key officers, financial officers, or other senior management of Party A or the guarantor are involved in litigation, arbitration, subjected to judicial measures, held administratively liable, suspected of criminal offenses, loss of credit, loss of contact, restricted from high consumption, or restricted from entry and exit.

9. The collateral is damaged, destroyed, or decreases in value, is frozen, sealed, garnished, pledged, or subjected to full or partial enforcement, subject to third-party claims, transferred, leased, donated, replaced, or subjected to security interests, residential rights, easements, or other rights burden without Party B’s written consent.

10. Party A violates regulations by newly adding local government implicit debts.

11. Other circumstances sufficient to affect Party B’s realization of its creditor’s rights.

(2) Upon the occurrence of any of the circumstances described in paragraph (1) of this Article, Party B may exercise one or more of the following rights:

1. Reduce or cancel the acceptance limit granted to Party A, and stop acceptance of bills not yet accepted.

2. Directly debit from accounts opened by Party A at Party B and other institutions of Haixia Bank of Fujian Co., Ltd. the due principal and interest under this Agreement, or freeze or stop payment of the aforementioned accounts.

3. Require Party A to supplement acceptance margin (or pledge deposit slip), or directly debit from Party A’s accounts opened at Party B and other institutions of Haixia Bank of Fujian Co., Ltd. to transfer the corresponding amount to the account designated by Party B as acceptance margin, until the margin and/or pledge deposit slip amount for each bill under all “Acceptance Lists” equals the face amount of such bill.

4. Require Party A to provide new guarantees that meet Party B’s requirements.

Chapter 7 Miscellaneous

Article 35 Special Provisions on Green Finance

(1) Environmental, Social and Governance Responsibilities

1. Regarding environmental, social and governance risks, Party A makes the following representations and warranties to Party B:

(1) All actions related to environmental, social and governance risks comply with laws and regulations;

(2) There are no major litigation cases related to environmental, social and governance risks;

(3) If Party A or the investment project involves major environmental, social and governance risks, Party A shall submit an environmental, social and governance risk report as required by Party B and ensure its content is true and valid;

(4) Establish and improve emergency response mechanisms and measures for environmental, social and governance risk events;

(5) Cooperate with Party B or its approved third parties to evaluate and inspect Party A’s environmental, social and governance risks;

(6) Party A will urge its important associated parties to strengthen management to prevent the spread of their environmental, social and governance risks to Party A;

(7) Perform other matters that Party B considers related to controlling environmental, social and governance risks.

2. If any of the following circumstances exist, Party A shall constitute a default event in managing environmental, social and governance risks:

(1) Party A fails to perform or fully perform its representations, warranties, and commitments under this Article;

(2) Party A is penalized by relevant government departments or required by courts or arbitration institutions to pay compensation due to poor management of environmental, social and governance risks;

(3) Other default events that Party B considers Party A to have in managing environmental, social and governance risks, including cross-default events.

(2) Special Provisions on Energy Conservation and Emission Reduction

For credit projects involving energy conservation and emission reduction, Party A makes the following commitments to Party B:

1. Party A’s construction projects comply with the “Six Mandatory Conditions” for starting construction (must comply with industrial policies and market access standards, project approval and filing procedures, land pre-examination, environmental impact assessment approval, energy efficiency evaluation and review, and credit, safety and urban planning regulations and requirements), and the project has obtained approval from relevant competent authorities.

2. Party A’s construction projects comply with the following substantive compliance requirements:

(1) New projects comply with national industrial policies and development trends;

(2) Project environmental assessment is consistent with the overall requirements of planning environmental assessment;

(3) Technical and economic standards are in line with advanced domestic and international levels;

(4) Other compliance requirements for construction projects.

3. If Party A’s projects are identified by Party B as any of the following, Party B may require Party A and important third parties related to such projects (such as general contractors, suppliers, supervisors, etc.) to establish and implement environmental impact management systems and action plans, communication systems with local communities and the public, and monitoring, evaluation, and reporting (announcement) systems, while monitoring and evaluating the mechanisms, capabilities, and results of Party A and the aforementioned third parties’ environmental risk control through independent third parties:

(1) Projects that seriously change the original environmental state and generate adverse environmental and social consequences that are difficult to eliminate;

(2) Projects that generate adverse environmental and social consequences that, although relatively easy to eliminate through mitigation measures, still have relatively large risks.

4. If Party A is identified and published by energy conservation and emission reduction regulatory authorities as an enterprise with prominent energy and pollution issues that has failed to rectify, in addition to credit related to improving energy conservation and emission reduction, Party B may refuse to add new credit facilities, and has the right to gradually reduce and recover Party B’s original credit facilities to Party A.

5. If Party A or Party A’s construction projects are included in the list of outdated production capacity by national or provincial development and reform commissions or other relevant departments, Party B may take reasonable and effective measures to timely adjust, reduce, and recover credit facilities related to outdated production capacity.

6. If Party A’s construction projects should obtain but have not obtained environmental assessment approval, Party B may refuse to pre-disburse funds for pre-construction preparation and construction. If the design, construction, operation and main project of environmental protection facilities are not simultaneous, Party B may temporarily suspend the disbursement of funds for the main project construction until the “three simultaneities” are realized. If the completion environmental assessment review should be obtained but has not been obtained after project completion, Party B may temporarily suspend the disbursement of funds for project operations. For construction projects of domestic enterprises invested abroad, Party A guarantees compliance with the environmental laws and regulations of the country or region where the project is located.

7. If Party A encounters compliance and credit risks related to energy and pollution, Party B may choose to require Party A to take one or more of the following measures:

(1) Increase the capital ratio;

(2) Issue medium and long-term corporate bonds (enterprise bonds);

(3) Add technical renovation projects and investment plans for energy conservation and emission reduction;

(4) Pledge the operating rights, cash flow, accounts receivable, etc. of profitable projects after completion as credit collateral;

(5) Purchase construction period insurance for projects, and insurance related to energy and pollution risks such as project liability insurance, environmental liability insurance, and product liability insurance;

(6) Other methods that help Party B mitigate compliance and credit risks related to energy and pollution.

8. If Party A fails to perform the above commitments, or energy and pollution risks materialize, Party B may:

(1) Require Party A to rectify within a specified period;

(2) Suspend or compress Party A’s credit facilities at Party B;

(3) Declare the credit facility due in advance and recover the creditor’s rights in advance;

(4) Exercise the mortgage and pledge rights in advance.

Article 36 Confidentiality

Either Party A or Party B, in the process of performing this Agreement or for the purpose of performing this Agreement, shall not alter or illegally use the commercial secrets and other information obtained from the other party, and shall not disclose such information to any third party without the other party’s consent. However, this does not apply to lawyers, accountants, auditors, appraisers hired by both parties, or those required to be provided by laws, regulations, rules, and competent authorities.

Article 37 Modification, Rescission of Contract, and Assignment of Creditor’s Rights and Transfer of Debts

(1) After this Agreement takes effect, unless otherwise agreed by this Agreement or both parties, neither party may unilaterally modify or rescind this Agreement. Any written agreement reached through modification and supplementation of this Agreement by both parties shall constitute an inseparable part of this Agreement.

(2) Party B may transfer all or part of the creditor’s rights under this Agreement and the corresponding security interests to a third party. When Party B transfers the creditor’s rights under this Agreement to a third party, Party B shall notify Party A. Party B may transfer all or part of the debts under this Agreement to a third party, but shall notify Party A and obtain Party A’s consent. Within fifteen days after Party B sends the notice, if Party A does not express objection in writing, it shall be deemed that Party A has consented. If the assignment of creditor’s rights or transfer of debts is invalid, void, revoked, or rescinded, Party A shall still be liable to Party B in accordance with this Agreement.

(3) The transfer of all or part of the business under this Agreement between the branches of Haixia Bank of Fujian Co., Ltd. does not constitute an assignment of creditor’s rights or transfer of debts, and does not require separate consent from Party A. The transferee branch has the right to claim the rights under this Agreement against Party A.

Article 38 Reservation of Rights

Party B’s rights under this Agreement shall not affect or exclude any rights it has under applicable laws, regulations, and other contracts. Any tolerance, grace, or extension of any right under this Agreement for any breach or delayed action shall not be deemed as Party B’s waiver of its rights or interest under this Agreement, nor shall it affect, prevent, or hinder Party B from continuing to exercise such rights or any other rights, nor shall it cause Party B to bear obligations and liabilities to Party A.

Article 39 Applicable Law and Dispute Resolution

(1) This Agreement is governed by the laws of the People’s Republic of China.

(2) The method of dispute resolution shall be as specified in Article 50 of this Agreement.

(3) During the dispute resolution period, if the dispute does not affect the performance of other provisions of this Agreement, such other provisions shall continue to be performed.

(4) Both parties agree that civil litigation or arbitration arising from this Agreement may be conducted online through an information network platform.

Article 40 Notice and Service

(1) Notice

1. Both parties may notify each other in writing (including but not limited to faxes, letters and other written documents) in accordance with the address or legal document service address, legal representative (or person in charge), authorized agent, and handling personnel recorded in this Agreement.

2. Party B may also notify Party A through announcements and notices published in newspapers, websites, electronic banking, and business outlets, or through telephone, mobile phone, text message, WeChat, QQ, DingTalk, email and other single or multiple methods.

(2) Service

Party A confirms that during first instance, second instance, enforcement, application for retrial, arbitration and other dispute resolution procedures, as well as special procedures, realization of security interest procedures, payment order application procedures, compulsory enforcement notarization procedures, the legal document service address, mobile phone number, fax number, and email address recorded in this Agreement shall serve as the addresses for receiving legal documents (including but not limited to petitions, arbitration applications, statements of appeal, defense statements, evidence notification letters, telegrams, rulings, judgments, arbitration awards, mediation letters, enforcement notices, appraisal letters and litigation, arbitration, special procedures, realization of security interest procedures, payment order application procedures, and other legal documents in compulsory enforcement notarization procedures). People’s courts, arbitration institutions, and notary authorities may serve legal documents on Party A through direct service, retention service, entrusted service, postal service, announcement service, electronic service (including but not limited to email, text message, fax, etc.), and other single or multiple service methods recognized by any people’s court, arbitration institution, or notary authority, including instant messaging tools. For electronic service, the date on which the service information reaches Party A’s specific system shall be the service date. Party A confirms that this service method has legal effect.

(3) Change of Contact Information

If the address, legal document service address, telephone, mobile phone, fax, email, legal representative (or person in charge), authorized agent, handling personnel, and contact person recorded in this Agreement change during the performance of this Agreement, the changing party shall notify the other party in a timely manner. Otherwise, the original contact method shall be used for notification or service. Regardless of whether the other party actually receives it, it shall be deemed as having been notified or served to the other party. If the notification is returned, the date of return shall be the date of notification or service.

Article 41 Declaration Clause

Party A is a legal person or non-legal person organization legally established and existing, has the right to sign and perform this Agreement in its own name, and has sufficient, legal and valid authorization to sign this Agreement.

Article 42 Matters Not Covered

Matters not covered by this Agreement shall be resolved by Party A and Party B through negotiation in accordance with relevant laws, regulations, and rules.

Article 43 Effectiveness of Contract

This Agreement shall take effect upon satisfaction of the following conditions:

(1) The legal representative (or person in charge) or authorized agent of Party A signs and affixes the official seal;

(2) The legal representative (or person in charge) or authorized agent of Party B signs and affixes Party B’s seal.

PART TWO — SPECIAL TERMS AND CONDITIONS

Article 44 Contracting Parties

(1) Credit Recipient (Party A): Fujian Shengfeng Logistics Co., Ltd.

Address: XXX

Postal Code: XXX

Legal Document Service Address: Same as above

Telephone/Mobile: XXX

Fax: XXX

Email: XXX

Legal Representative (or Person in Charge): XXX

Handling Person: XXX

(2) Credit Grantor (Party B): Haixia Bank of Fujian Co., Ltd., Fuzhou Jin’an Branch

Address: XXX

Postal Code: XXX

Telephone: XXX

Fax: XXX

Email: XXX

Legal Representative (or Person in Charge) or Authorized Agent: XXX

Handling Person: XXX

Article 45 Type and Amount of Credit Facility

Party B agrees to provide Party A with the following credit facility: Loan limit of RMB XXX (amount redacted).

Article 46 Credit Period

The credit period under this Agreement is from September 26, 2025 to September 26, 2026. Party A shall submit an application for use of the credit limit under this Agreement during the credit period, and Party A shall submit its first application for use of the credit limit within 180 days from XXX. Specific business transactions arising between Party A and Party B in accordance with this Agreement shall be performed in accordance with the relevant specific business contracts, and shall not be affected by the expiry of the credit period.

Article 47 Other Preconditions for Use of Credit Limit (as specified in Article 8 of this Agreement)

None (this field is blank).

Article 48 Provisions for Working Capital Loans

(1) The “other prerequisites for loan disbursement” referred to in Article 21(1)(3) of this Agreement include: None (this field is blank).

(2) The following circumstances shall constitute a breach of contract by Party A regarding financial indicators:

None (this field is blank).

(3) If any principal or interest of Party A becomes overdue or any other breach of contract occurs, the provision of this Agreement on extending the due date to the next working day when the due date falls on a holiday or rest day shall not apply.

Article 49 Provisions for Bank Acceptance Bills Acceptance Limit Usage

(1) The “other prerequisites for acceptance” referred to in Article 27(5) of this Agreement include: None (this field is blank).

(2) The acceptance commitment fee rate agreed in Article 28 of this Agreement is: None (this field is blank) per ten-thousandth of the difference between the bill amount and the margin and/or pledge deposit slip already deposited.

(3) Each time Party A applies to Party B for acceptance, Party A shall deposit a margin and/or pledge deposit slip of not less than None (this field is blank)% of the face amount of the bill.

Article 50 Dispute Resolution Method

All disputes arising from or related to the conclusion and performance of this Agreement shall be resolved by the following first method:

(1) File a lawsuit with the people’s court with jurisdiction over Party B’s domicile;

(2) Apply for arbitration at [blank] in accordance with the arbitration rules of the effective arbitration institution at the time of submission of the arbitration application using simplified procedures. The arbitration award shall be final and binding on all parties.

Article 51 Contract Originals

This Agreement is made in two (2) originals, with Party A holding one (1) copy and Party B holding one (1) copy, each having equal legal effect.

Article 52 Special Provisions

(1) Party A agrees to the following provisions in this field:

1. From the date of signing this Agreement until all debts of Party A under this Agreement are paid off, without Party B’s written consent, Party A shall not add new external financing security.

2. Party A shall choose Party B as its settlement cooperative bank and conduct daily business settlements at Party B. Party A shall increase the settlement amount at Party B’s accounts in proportion to the credit ratio (i.e., the proportion of Party A’s credit amount at Party B to its total credit amount at all banks). Party A (including Party A’s legal representative and its spouse, and financial personnel, etc.) shall have an annual credit-side business flow in accounts opened at Party B of not less than [blank]% of Party A’s annual main business revenue.

3. Credit funds shall not be used for local government implicit debts.

4. From the date of signing this Agreement until all debts of Party A under this Agreement are paid off, Party A shall not change the nature of state-controlled enterprises. Otherwise, it shall be deemed that Party A is in breach of contract.

5. From the date of signing this Agreement until all debts of Party A under this Agreement are paid off, if Party A’s high-tech enterprise qualification is lost (including but not limited to being revoked or expired and not renewed, etc.), undisbursed loans shall be stopped. For disbursed loans, Party B has the right to declare early maturity.

6. If the business under this Agreement is a technology lending business, it shall be included in the scope of the government risk compensation fund under the “Technology Lending” policy risk compensation signed by Party B with the Fujian Provincial Department of Science and Technology and the Fujian Local Financial Supervision and Administration Bureau. Party A should note that the government risk compensation is not a substitute for repayment, and the government risk compensation will not reduce the debt between Party A and Party B, nor will it cause Party A to add new external debts. If any business under this Agreement cannot be included in the government risk compensation scope for the following reasons, Party B has the right to temporarily suspend the disbursement of remaining loan amounts under the Agreement and recover already disbursed loans in advance:

(1) Due to Party A’s own operational reasons, Party A is removed from the government risk compensation target enterprise pool and cannot continue to enjoy the policy of shared risk;

(2) The total credit amount that Party A has applied for at other banks and that has been filed and enjoys government risk compensation preferential treatment reaches the cap amount of RMB XXX (amount redacted) for a single enterprise’s filing under the “Technology Lending” government risk compensation policy, and this credit under Party B cannot be included in the government risk compensation scope;

(3) For other reasons, this credit business under Party B cannot be included in the government risk compensation scope.

(2) If it is an operating property loan, Party A agrees to the following provisions in this field:

1. Party A shall open a settlement account at Party B as the sole rental settlement account for the operating property (referring to the operating property mortgaged by Party A to Party B for securing the performance of obligations under this Agreement) under this Agreement. From the date of signing this Agreement until all debts of Party A under this Agreement are paid off, all operating property rent shall be paid to this account.

2. Party A shall not directly or indirectly use the loan funds to purchase or build other real estate projects, including payment of project capital, land transfer fees, engineering costs, etc. Party A shall not directly or indirectly misappropriate loan funds for Party A’s affiliated enterprises.

3. From the date of signing this Agreement until all debts of Party A under this Agreement are paid off, the rental rate of operating property under this Agreement (referring to the ratio of the total construction area of operating property rented out to the total construction area of operating property) shall not be less than [blank]%, and the rent coverage rate (referring to the ratio of annual rent income to the loan principal and interest payable for each year) must reach [blank]% or above.

Article 53 Other Agreed Matters

(1) On September 26, 2024, Party A and Party B signed the Credit Facility Agreement No. XXX (hereinafter referred to as the “Original Credit Facility Agreement”). Under the Original Credit Facility Agreement, the following specific businesses remain outstanding:

1. Loans under the Working Capital Loan Limit Use Agreement No. XXX: RMB XXX (amount redacted).

The total outstanding loan principal under the above Item 1 Working Capital Loan Limit Use Agreement is RMB XXX (amount redacted), which occupies the loan limit of RMB XXX (amount redacted) under this credit facility agreement.

(2) The outstanding loans under paragraph (1) of this Article shall not be applied for use by Party A before they are paid off. After they are paid off, the released corresponding limits may be applied for use by Party A in accordance with the provisions of this credit facility agreement.

(3) The credit limit under this Agreement may be used in whole or in part to repay old loans owed by Party A or third parties to Party B or third-party old loans.

(4) Where the provisions of this Article are inconsistent with other provisions of this Agreement, the provisions of this Article shall prevail.

(5) Party A shall choose Party B as its settlement cooperative bank and conduct daily business settlements at Party B. The settlement amount shall be increased in proportion to the credit ratio (i.e., the proportion of Party A’s credit amount at Party B to its total credit amount at all banks).

Confirmation by Both Parties upon Signing

1. Both parties have read and fully agreed to all terms and conditions of this Agreement.

2. Based on Party B’s instructions, Party A has carefully read the terms and conditions regarding Party B’s collection, retention, use of Party A’s financial information or credit status, and disclosure for realization of creditor’s rights, and has no objections. Party A accepts all consequences that may arise therefrom.

3. Party B has made full disclosure to Party A regarding terms and conditions that exempt or reduce Party B’s liability, exclude or restrict Party A’s rights, and other terms materially affecting Party A’s interests, and has provided detailed explanations as requested by Party A.

4. Both parties fully understand and comprehend the meaning of the terms and conditions of this Agreement and the corresponding legal consequences.

Party A (signature and/or handprint or official seal):	Party B (official seal):

Legal Representative (or Person in Charge) (signature):	Legal Representative (or Person in Charge) (signature):

Or Authorized Agent (signature):	XXX Or Authorized Agent (signature): XXX

Handling Person (signature):	Handling Person (signature): XXX

Date of Signing: XXX Year XXX Month XXX Day

Place of Signing: XXX

Contract Number: XXX